EXHIBIT 10.2

                    FORM OF STOCK OPTION ASSIGNMENT AGREEMENT

     THIS STOCK OPTION ASSIGNMENT AGREEMENT (this "Agreement") is made by and between Larry A. Kugler (the "Seller") and Thomas H. Lowe, Jeri F. Slatton, Mollie Dockery Tackett and Gregory T.J. Madson (collectively, the "Buyers").

                                   WITNESSETH:

     THAT, WHEREAS, Seller is the beneficial owner of certain options to purchase common shares of the capital stock of Rent-Way, Inc. (the "Options"), as more fully described below; and

     WHEREAS, Seller desires to sell to Buyers, and Buyers desire to buy from Seller, all of Seller's right, title and interest in the Options;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

     1. At the Closing, Seller will convey to Buyers all of Seller's right, title and interest in the following Options, evidenced by a Stock Option Agreement between Seller and Rent-Way, Inc., dated the 21st day July, 1995:

           Optionee         Number of Shares            Purchase Price
           --------         ----------------            --------------
        Larry A. Kugler           450                      $ 6,735.00

     2. Acknowledgment of Stock Split. The parties acknowledge that, since the execution of the agreement evidencing the Options, the common stock of Rent-Way, Inc. has split, thereby increasing the number of shares available under the Options and reducing the strike-price for the Options to $9.28333 per share. The "Number of Shares" designated in Paragraph 1, above, represents the number of shares available under the Options after adjustment for the stock split.

     3. Statement of Ownership. Seller represents and warrants that he is the lawful and beneficial owner of the Options, and that he has not sold, transferred, hypothecated, promised or pledged any part of the Options, and that the Options are free and clear of any and all liens.

     4. Exercise of Options. As soon as practicable, the parties will take all actions reasonably necessary to notify Rent-Way, Inc. of the assignment of the Options to Buyers, the exercise of those Options by buyers, the issuance of those shares of Rent-Way, Inc. common stock for which the Options will be exchanged (the "Shares"), and the transfer of the Shares to a brokerage account or accounts designated by Buyers.

     5. Closing. Upon Rent-Way, Inc.'s tender of the Shares to the brokerage account or accounts designated by Buyers, Buyers shall deliver to Seller the amount set forth in Paragraph 1, in the column designated "Purchase price" (the "Closing"). It is the intention of all parties that the Closing shall be made effective concurrently with the tender of the Shares to the brokerage account or accounts designated by Buyers, and that Buyers are under no obligation to effectuate the transactions contemplated by this Agreement until such time as the Shares are tendered to the account or accounts so designated.

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     6. Contribution Among Buyers.  Each Buyer shall receive 25% of the benefits of this Agreement, including but not limited to 25% of the Shares. Buyers shall be jointly and severally liable for their obligations hereunder, except that no Buyer shall be obligated for more than 25% of any obligations arising hereunder. Each Buyer shall contribute 25% of the Purchase Price and any other costs or expenses arising under this Agreement or as a result of the transactions contemplated by this Agreement.

     7. Miscellaneous. This Agreement shall be interpreted in accordance with the laws of the State of Tennessee, regardless of the conflict of law provisions of that state or any other state. This Agreement may not be modified or amended except in writing, signed by the parties against whom enforcement is sought.

     IN WITNESS WHEREOF, each party, or its duly authorized representative, has executed this Agreement as of the 12th day of April, 2000.

SELLER:

/s/ Larry A. Kugler
--------------------------
Larry A. Kugler

BUYERS:

/s/ Thomas H. Lowe
--------------------------
Thomas H. Lowe

/s/ Jeri F. Slatton
--------------------------
Jeri F. Slatton

/s/ Mollie Dockery Tackett
--------------------------
Mollie Dockery Tackett

/s/ Gregory T.J. Madson
--------------------------
Gregory T.J. Madson